Exhibit 10.2
FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
This First Amendment (this “Amendment”) to the Executive Employment Agreement (the “Agreement”) by and between Robert Wright (the “Executive”) and DELEK US HOLDINGS, INC. (the “Company”), dated for reference as of November 15, 2025, is hereby entered into by the Company and the Executive to be effective July 1, 2026 (the “Amendment Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
WHEREAS, the Executive and the Company wish to enter into this Amendment in order to modify the terms of Executive’s service with the Company.
NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Date, the Agreement is hereby amended as follows:
1.Scope of Employment. Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“During the Term, the Company shall employ Executive and Executive shall render services to the Company as its EVP, Chief Financial Officer and EVP, Chief Financial Officer, Delek Logistics in such other capacities and positions as may be established by the Company from time to time. During the Term, Executive may also serve as an executive vice president of any subsidiary of the Company required to be listed by the Company under Item 601(b)(21) of Regulation S-K of the United States Securities and Exchange Commission (the “SEC”). Executive shall devote Executive’s full business time and best efforts to the successful functioning of the Company’s business and shall faithfully and industriously perform all duties pertaining to Executive’s position, including such additional duties as may be assigned from time to time, to the best of Executive’s ability, experience and talent; provided, however, that Executive may pursue charitable or civic activities, engage in passive personal investments, participate in industry association and trade groups, and serve as an executor, trustee or in other similar fiduciary capacities ; provided that any such activities do not interfere with the performance of his responsibilities and obligations pursuant to this Agreement. Executive shall be subject at all times during the Term hereof to the direction and control of the Company’s Chief Executive Officer in respect of the work to be done.”
2.Paragraph 8(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(ii)    The “Non-Compete Period” shall commence upon the date that Executive’s employment with the Company ends, and continue until the first anniversary of such date.”

3.The Terms of Employment attached as Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Terms of Employment attached to this Amendment as Exhibit A.
4.Except as expressly modified by this Amendment, all terms, conditions and covenants in the Agreement shall remain in full force and effect.
[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Amendment as of the date set forth above.
COMPANY: DELEK US HOLDINGS, INC.    EXECUTIVE:
/s/ Sam Eljaouhari        /s/ Robert Wright
By: Sam Eljaouhari        Robert Wright
Title: Executive Vice President, CHRO
By:
Title:

Robert Wright
Terms of Employment,
Exhibit A to Executive Employment Agreement

Title:	EVP, Chief Financial Officer, Delek US Holdings, Inc.

Reports to:	Avigal Soreq, Chief Executive Officer

Term:	November 15, 2025 – November 15, 2029

Base Salary:	Effective July 1, 2026: $540,000 annually to be paid out bi-weekly Effective January 1, 2028: $560,000 annually to be paid out bi-weekly

Annual Bonus:
Executive will be eligible based on Board of Director approval for an annual bonus, which at target would be equal to 90% of base salary (target: $486,000 at $540,000 base salary) up to a maximum of 2x the target

Long-Term Incentive (Equity Plan):
Executive will be eligible based on Board of Director approval for the company’s long-term incentive plan, which would consist of annual grants:
·    March 2027 grant: $650,000 split 50% time-vested restricted stock units and 50% performance based restricted stock units, split between DK and DKL shares
·    March 2028 grant: $800,000 split 50% time-vested restricted stock units and 50% performance based restricted stock units, split between DK and DKL shares

Vacation:	25 days accrued vacation (unused vacation carryover annually)

Severance:	1 year for involuntary termination (refer to terms of Employment Agreement for details)

Covenants:	Customary non-compete, non-solicit and confidentiality as applicable

Location:	Brentwood, TN

Effective Date:	Amendment Date